EX-FILING FEES

Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Duos Technologies Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(g)	622,606(2)	$2.61(3)	$1,625,002	0.0001531	$248.79	-	-	-	-

Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts							$248.79
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$248.79

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered include such indeterminate number of additional shares of common stock as may become issuable after the date hereof as a result of stock splits, stock dividends, anti-dilution adjustments and similar transactions.

(2)	Represents common stock issued or issuable upon the conversion (at a conversion price of $2.61 per share) of outstanding shares of Series E Convertible Preferred Stock and to be offered and sold by the Selling Stockholders identified in this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the conversion price of $2.61 for the shares of Series E Convertible Preferred Stock.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock	1,333,334 (3)	$4,000,002	S-1	333-273272	8/9/2023
Equity	Common Stock	2,500,000 (4)	$7,500,000	S-1	333-276327	2/14/2024
Equity	Common Stock	333,333 (5)	$1,000,000	S-1	333-278649	4/22/2024

(3)	No registration fee is payable in connection with the 1,333,334 shares of Common Stock previously registered under the Registration Statement on Form S-1 filed with the SEC on July 14, 2023 and amended on August 4, 2023, which was declared effective by the SEC on August 9, 2023 (SEC File No. 333-273272) (the “August 2023 Prior Registration Statement”) because such securities are being transferred from the August 2023 Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note” in this registration statement.

(4)	No registration fee is payable in connection with the 2,500,000 shares of Common Stock previously registered under the Registration Statement on Form S-1 filed with the SEC on December 29, 2023 and amended on February 12, 2024 and February 14, 2024, which was declared effective on February 14, 2024 (SEC File No. 333-276237) (the “February 2024 Prior Registration Statement”) because such securities are being transferred from the February 2024 Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note” in this registration statement.

(5)	No registration fee is payable in connection with the 333,333 shares of Common Stock previously registered under the Registration Statement on Form S-1 filed with the SEC on April 12, 2024, which was declared effective by the SEC on April 24, 2024 (SEC File No. 333-278649) (the “April 2024 Prior Registration Statement”) because such securities are being transferred from the April 2024 Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note” in this registration statement.